Exhibit 99.3

          Annual Compliance Letter for Certificate Series 1996-C2


First Union Mortgage Corporation

1800 Two First Union Center
Charlotte, North Carolina 28288




                           MANAGEMENT'S ASSERTION REGARDING
                           --------------------------------

                      COMPLIANCE WITH MINIMUM SERVICING STANDARDS
                      -------------------------------------------

As of and for the year ended December 31, 1996, First Union Mortgage Corporation's Commercial Loan Servicing Division (the Company) has complied in all material respects with the minimum servicing standards set forth in the Mortgage Bankers Association of America's (MBA's) Uniform Single Attestation Program for Mortgage Bankers (USAP) as they relate to the Company's servicing of loans under the Servicing Agreement dated as of December 30, 1994, as amended and restated on June 1, 1995 and February 1, 1996, among Morgan Guaranty Trust Company of New York, Banc One Management and Consulting Corporation and the Company (the Agreement), except for minimum servicing standards V.4. and VI.I., which the MBA has interpreted as being inapplicable to the servicing of commercial and multifamily loans. As of and for the same periods, the Company had in effect fidelity bond and errors and omissions policies in the amount of $100 million and $20 million, respectively.





          /S/ John M. Church              January 31, 1997
        ----------------------            ----------------
            John M. Church                      Date
        Senior Vice President



          /S/ James Maynor                January 31, 1997
        ----------------------            ----------------
              James Maynor                      Date
                President